UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2006

NEENAH PAPER, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240	20-1308307
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

3460 Preston Ridge Road
Alpharetta, Georgia 30005
(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01 Entry into a Material Definitive Agreement

Neenah Paper, Inc. (the “Company”) today announced it had signed a definitive agreement to purchase the outstanding stock of FiberMark Services GmbH & Co. KG (“FiberMark Germany”), a subsidiary of FiberMark, Inc., for $218 million.  Fibermark Germany owns FiberMark Gessner GmbH and FiberMark Lahnstein GmbH.  These operations, consisting of three manufacturing sites, produce a diverse range of products, including auto filter media, tape and abrasive backings, and other specialized printing and coating substrates. In 2005, FiberMark Germany’s operating income was approximately $29 million on net sales of $221 million.

The transaction is expected to close early in the fourth quarter and is subject to customary closing conditions, including competition clearance in certain jurisdictions.  In purchasing the outstanding stock of FiberMark Germany the Company will be assuming all rights, obligations and liabilities of FiberMark Germany, subject to certain representations, warranties and indemnities typical in this type of stock purchase transaction.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description of Exhibit

99.1	Press Release dated August 9, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)

Date: August 9, 2006	/s/ Steven S. Heinrichs
Steven S. Heinrichs Senior Vice President, General Counsel and Secretary

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